EXHIBIT 10.536

EXECUTION COPY

LEGAL SERVICES AGREEMENT

This Legal Services Agreement (this “Agreement”), dated as of November 15, 2007 (the “Effective Date”), is entered into by and between The Inland Real Estate Group, Inc. an Illinois corporation (“Service Provider”) and Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “Client”).

RECITALS

WHEREAS, the Law Department of Service Provider provides certain legal services, including without limitation, the legal services described and set forth in Exhibit A attached hereto, (the “Services”) to Affiliates (as defined herein) of the Service Provider and real estate investment trusts and other entities sponsored by Affiliates of Service Provider; and,

WHEREAS, the Client is desirous of retaining Service Provider to have Service Provider’s Law Department perform the Services for the Client in connection with the Client’s real estate business for the benefit of the Client and/or its Affiliates, and Service Provider is willing to have its Law Department perform the Services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties hereto, intending to be legally bound, agree to the foregoing and as follows:

ARTICLE I DEFINITIONS

“Affiliate” shall mean, except as otherwise provided herein, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of that Person through the ownership of voting securities, by contract or otherwise.  With respect to the Client, any entity representing a joint venture or similar arrangement in which the Client, or an entity controlled by the Client, is the general partner, managing member, beneficiary or a trustee shall be deemed to be an “affiliate” of the Client.

“Business Management Agreement” shall mean that certain Advisory Agreement, dated as of September 18, 2003, as amended from time to time, between Inland Western Advisory Services, Inc. and the Client.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

ARTICLE II

PERFORMANCE OF SERVICES

2.1

Service Provider agrees to perform the Services for the Client in connection with its real estate business for the benefit of Client and/or its or their Affiliates.  Service Provider shall perform and provide the Services in a professional manner and in accordance with all laws, statutes, ordinances, codes, rules and regulations applicable to the Services.  Service Provider may employ, contract with or use the service of any third party in connection with the performance of the Services as the Service Provider deems reasonably necessary or desirable, including independent, outside counsel.

2.2

 The Client and Service Provider acknowledge that the relationship created hereby is on a non-exclusive basis, and that (x) the Client shall not be required to retain Service Provider to perform the Services or any individual Service, (y) the Client shall be permitted to retain third parties to perform for the Client services which are the same as or similar to the Services or any individual Service, and (z) Service Provider shall be permitted to perform the Services for other parties.  Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, Client agrees that Service Provider’s failure to perform and provide any of the Services shall not constitute a default under the terms and provisions of this Agreement if any failure is due solely to any of the following:

(a)

Service Provider has a reasonable basis, in Service Provider’s opinion, for concluding that the performance of the Service could subject Service Provider to liability or material damages in civil litigation; or

(b)

Service Provider has an insufficient number of qualified personnel to provide the Services, provided that Service Provider shall use commercially reasonable efforts to eliminate and minimize the duration of the shortage of qualified personnel; or,

(c)

Service Provider has a reasonable basis, in Service Provider’s opinion, for concluding that the performance of the Service could cause Service Provider or any of its employees to be in violation of its professional code of ethics or other ethical standards the Service Provider or any of its employees is subject to.

ARTICLE III

TERM AND TERMINATION

3.1

Subject to the termination provisions set forth in this Article III, this Agreement shall continue for an initial period of four (4) years from the Effective Date (“Initial Services Term”) and shall be automatically renewed for consecutive three (3) year terms thereafter (each an “Additional Services Term”) unless earlier terminated as hereafter provided.

3.2

 At any time during the Initial Services Term or at any time during an Additional Services Term, Client may terminate this Agreement for cause (i.e., a material default by Service Provider hereunder) upon ten (10) days’ prior written notice to Service Provider; provided, however, that prior to exercising its rights under this Section 3.2, Client shall notify Service Provider of any default, and Service Provider shall have thirty (30) days after receipt of the notice to cure the default to the Client’s reasonable satisfaction. As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.3

At any time during any Additional Services Term, the Client shall have the right to terminate this Agreement, without cause, by providing not less than 180 days’ prior written notice to Service Provider of any election to so terminate and specifying the effective date of such termination. As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.4

At any time during the Initial Services Term or during an Additional Services Term, Service Provider may elect to limit one or more of the Services it is providing to Client upon not less than thirty (30) days’ prior written notice to Client, specifying the effective date such Services shall no longer be performed and describing in reasonable detail the Services to be terminated. As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.5

At any time after the first anniversary of the Effective Date, Service Provider shall have the right to terminate this Agreement by providing not less than sixty (60) days’ prior written notice to Client, specifying the effective date of such termination. The foregoing notwithstanding, (x) Service Provider, upon ten (10) days’ prior written notice to Client, may terminate this Agreement, or decline to provide a particular Service hereunder upon the occurrence of any of the following events:

(i)

The Client fails, in the absence of a bona fide dispute with respect to any payment, to make payment for Services on its due date; provided, however, Client may cure the breach up to three (3) times per calendar year by making payment within ten (10) days of the Client’s receipt of written notice that it failed to make the payment when due;

(ii)

The Client requests that Service Provider provide Services that in the Service Provider’s opinion would violate any applicable law or the rules of any regulatory body with jurisdiction and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid opinion;

(iii)

The Client requests that Service Provider take any action  that in the Service Provider’s opinion would result in the commission of a fraud upon any person or party and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid opinion;

(iv)

The Client requests that Service Provider take any action that, upon the advice of counsel to Service Provider, could subject Service Provider to liability or material damages in civil litigation and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid advice of counsel; or

(v)

The Client requests that Service Provider provide Services that in the Service Provider’s opinion would cause Service Provider or any of its employees to be in violation of its professional code of ethics or other ethical standards the Service

Provider or any of its employees is subject to and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid opinion;

and (y) if at any time during the Initial Services Term or any Additional Services Term the Client has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon written notice to the Client.

 As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.6

Upon any termination of this Agreement or cessation of Services during the term of the Agreement, Service Provider shall provide Client with a reasonable opportunity to transition any terminated Services to any replacement provider(s) designated by the Client (“Replacement Provider”), which period shall not be more than sixty (60) days from the date of termination of this Agreement or specified terminated Services (the “Transition Period”).  During the Transition Period, Service Provider shall use reasonable efforts to avoid causing any unnecessary interruption of the terminated Services so as to provide a smooth transition of such Services (the “Transition”).  All services related to Transition shall be deemed Services and subject to the charges and fees set forth in Exhibit A attached hereto.

3.7

For the purposes hereof, the term, “Change of Control” shall mean the occurrence of any one or more of the following:

(a)

Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Client to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control:  (i) any affiliate controlled by the Client, (ii) Inland Real Estate Corporation, (iii) Inland American Real Estate Trust, Inc., (iv) The Inland Group, Inc., or (v) any affiliate controlled by any of the entities listed in clauses (i) through (iv) above (all of the entities described in clauses (i) through (v) above are hereinafter sometimes referred to as the “Inland Companies”;

(b)

The approval by the holders of the outstanding shares of the Client of any plan or proposal for the liquidation or dissolution of the Client; or

(c)

Any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of the Client representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of the Client.

ARTICLE IV

INTERNAL CONTROL PROCEDURES

4.1

As a public entity, Client is required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as may be amended from time to time (“Section 404”).  Notwithstanding anything to the contrary contained in this Agreement, if the Client shall determine that to provide services to and for the benefit of the Client, Service Provider must comply with the requirements of Section 404, then the Client and Service Provider shall develop and implement an internal control plan or other processes and procedures (or amend and revise any existing internal control plan, processes and procedures) to comply with the requirements (collectively, the “Internal Control Plan”).  Once developed and implemented, Service Provider shall use its reasonable best efforts to have its internal controls comply in all respects with the requirements of Section 404.  The cost and expense of development and initial implementation of any Internal Control Plan shall be borne by all clients of Service Provider that require Service Provider to comply with Section 404.  Upon determination that an Internal Control Plan must be developed and implemented, Service Provider, the Client and all other clients of Service Provider requiring Service Provider to comply with Section 404 shall, in good faith, negotiate an equitable allocation of the costs and expenses of the development and implementation of the Internal Control Plan between and among the parties.  The foregoing provisions regarding payment and allocation of the costs and expenses of development and implementation of any Internal Control Plan shall not apply to any Internal Control Plan developed and implemented, or in the process of being developed and implemented, on or prior to the date of this Agreement.

ARTICLE V

PAYMENT

5.1

Service Provider shall invoice the Client monthly (or on any other basis as reasonably agreed to by the Client) for any Services performed during the immediately preceding calendar month (or any other period agreed to by the Client).  Payment shall be due thirty (30) days after the date of the Client’s receipt of the same and shall be as provided in Section 2 of Exhibit A attached hereto.  The compensation to be paid by the Client under this Article V and Section 2 of Exhibit A attached hereto shall constitute full and complete payment for any and all services rendered and performed by Service Provider under and pursuant to this Agreement, which compensation includes any and all labor, costs and expenses incurred or to be incurred by Service Provider in connection with its performance of the Services.

ARTICLE VI

RIGHT TO AUDIT

6.1

Service Provider shall keep and, for not more than two times annually, make available for the examination and audit of or by the Client, or the Client’s authorized employees, agents or representatives during normal business hours at the Client’s cost, all data, materials and information, including but not limited to records of all receipts, costs and disbursements made by Service Provider with respect to the Services, all charges, costs and expenses of Service Provider related to the provision of the Services, as more particularly set forth and limited in Exhibit A attached hereto, all books, accounts, memoranda, files and all or any other documents indicating, documenting, verifying or substantiating the cost and appropriateness of any and all charges, costs, expenditures and receipts relating to the Services. Service Provider shall allow the Client (and any of the Client’s employees, representatives, accountants and auditors), upon reasonable prior notice, reasonable access to personnel, representatives and employees of Service Provider’s Law Department and all books and records and other business records and files of Service Provider’s Law Department that are reasonably required by the Client for audit and tax matters.

ARTICLE VII

CONFIDENTIALITY

7.1

During the term of this Agreement, the parties may communicate to each other certain confidential information to enable Service Provider to perform the services hereunder, and/or Service Provider may develop confidential information for the Client.  Each party agrees:

a.

to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as privileged and confidential, all confidential information; and

b.

except as necessary in the performance of the Service, not to disclose any privileged and confidential information or make available any reports, recommendations and/or conclusions which Service Provider may make for the Client to any person, firm or corporation without first obtaining the Client’s written approval.

7.2

If any party learns that disclosure of privileged and confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, the party shall:

a.

give prompt notice to the other party prior to making the disclosure and allow the other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, privileged and confidential information;

b.

reasonably cooperate with the other party in its efforts to prevent, or obtain a protective order for disclosure; and

c.

disclose the minimum amount of information required to be disclosed.

ARTICLE VIII

MISCELLANEOUS

8.1

Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

8.2

Governing Law; Jurisdiction.  This Agreement shall be subject to and governed by the internal laws of the State of Illinois without regard to principles of choice of law.

8.3

Waiver.  Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

8.4

Independent Contractors.  The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors.  Nothing contained in the Agreement shall be interpreted as constituting either party to be the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

8.5

Arbitration.

All disputes under this Agreement shall be resolved exclusively by binding arbitration, and each party hereto hereby waives any right it may otherwise have to resolve any dispute under this Agreement by any other means than binding arbitration. As a minimum set of rules in any arbitration the parties shall act in accordance with the terms of Exhibit B attached hereto and made a part hereof.

8.6

Entire Agreement.  This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto, including any Affiliates of Service Provider, with respect to the subject matter hereof.  No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

8.7

Severability.  If any provisions of this Agreement, or the application of any such provisions to parties hereto, are determined by arbitration to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

8.8

Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

8.9

Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

a.

when delivered personally or by commercial messenger;

b.

one (1) business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; or

c.

when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;

in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below:

If to Service Provider, to:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, IL  60523

Attention:

Robert H. Baum, General Counsel Facsimile:       (630) 218-8034

If to the Client, to:

Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL  60523

Attention:

Steven P. Grimes, CFO

Facsimile:       (630) 218-4955

A party’s address for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

8.9

Further Assurance.  Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

8.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.11

Assignment.  The Client may assign this Agreement to any of its direct or indirect, wholly-owned Affiliates.  Service Provider shall not assign this Agreement without the express written consent of the Client.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CLIENT:

SERVICE PROVIDER:

Inland Western Retail Real Estate Trust, Inc.,

The Inland Real Estate Group, Inc.,

a Maryland corporation

an Illinois corporation

By: ______________________________

By: ______________________________

Name: ___________________________

Name: ___________________________

Its: ______________________________

Its: ______________________________

EXHIBIT A

1.

Services.  The services to be provided under this Agreement shall be provided as and when requested in writing by the Client shall include, but not limited to, the following:

a.

drafting, reviewing and negotiating letters of intent, contracts, leases, loan documents and other agreements (and amendments to any of the foregoing) relating to prospective acquisitions, dispositions, financings, joint ventures, leases and other real estate transactions;

b.

performing due diligence (i.e., reviews of leases, title, survey, services contracts and agreements, tenant estoppel certificates, etc.) with respect to prospective acquisitions, dispositions, financings, joint ventures, leases and other real estate transactions;

c.

administering and monitoring legal proceedings of the Client and its Affiliates, including, without limitation, tenant evictions, tenant claims and tenant bankruptcies;

d.

preparing closing binders for each transaction; and

e.

rendering legal opinions for financings and other real estate transactions, as and when appropriate.

f.

the selection, retention and directing of outside counsel.

The foregoing notwithstanding, Service Provider shall not be obligated to supervise outside counsel retained by Client.

2.

Compensation:  Service Provider shall be paid for legal services rendered under this Agreement on the basis of actual time spent by the attorneys and paralegals of the Service Provider, at the hourly billing rate of Service Provider’s Law Department then in effect, in increments of one-tenth of one hour.  From time to time upon the Client’s request, Service Provider shall provide a list of all attorneys and paralegals in the Service Provider’s Law Department providing any of the Services under this Agreement.  The Service Provider’s billing rates shall be subject to change by Service Provider on an annual basis (as of January 1 of each calendar year), provided, however, that the billing rates charged by Service Provider hereunder shall be no greater than the billing rates charged to any other client of Service Provider and shall be no greater than ninety percent (90%) of the billing rate of attorneys of similar experience and position employed by nationally recognized law firms located in Chicago, Illinois performing similar services. Each attorney and paralegal (including outside counsel attorneys and paralegals) shall keep and maintain, and Service Provider shall make available to the Client upon request, a record (“Timesheets”) of all of the Client transactions on which any attorneys and paralegals work. The Timesheets and/or the Timesheets program shall set forth the following:

a.

the specific matter worked on;

b.

the Client entity for which the Services are being performed;

c.

the actual amount of time spent on the matter for the applicable calendar month and for the transaction/matter on a cumulative basis; and

d.

a general description of the nature of the work and services performed.

Each invoice for Services rendered by Service Provider shall include a copy of each attorney’s and paralegal’s Timesheets supporting the amount requested for payment in the invoice.  The Client also shall reimburse Service Provider for reasonable, actual, out-of-pocket costs, expenses and charges incurred by Service Provider with respect to the rendering of Services under this Agreement, including, without limitation, title and survey costs and expenses; third party mailing, courier and other delivery costs and charges; travel expenses; and the fees and costs charged by outside counsel retained by Service Provider in connection with the Services rendered to Client.

Unless agreed to by the Client prior to the incurrence thereof, the Client shall not be separately charged for any other items, costs or expenses incurred, or disbursements made, by Service Provider, including, without limitation, any of the following:

i.

the time or salaries of any administrative assistants, secretaries, office assistants, interns and other personnel of the Service Provider (except to the extent of overtime compensation where overtime is required, which overtime compensation shall be reimbursed to Service Provider by Client);

ii.

travel time (except to the extent that an attorney or paralegal actually shall provide Services during that time);

iii.

local telephone calls or facsimile or e-mail charges;

iv.

copy costs (excluding high volume copying jobs or third party copying services which costs shall be paid for by Client);

v.

administrative overhead;

vi.

rent;

vii.

costs of materials and supplies; (viii) employee benefits, salaries and/or bonuses; and/or

viii.

internal courier and delivery charges of employees of Service Provider; provided, however, Service Provider shall be reimbursed for out-of-town travel costs, including without limitation, hotel, food and transportation costs.

EXHIBIT B

ARBITRATION RULES

The place of the arbitration shall be Chicago, Illinois.  The arbitration must be held in the English language in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof, except as modified by this Agreement.  The arbitration shall be governed by the Illinois Code of Civil Procedure.

The arbitration will be held before a single arbitrator selected by the Client and the Service Provider.  If the parties cannot agree on an arbitrator within fourteen (14) days of the delivery of an Arbitration Demand, hereinafter defined, JAMS will appoint such arbitrator.  The arbitrator will be knowledgeable regarding commercial transactions similar in nature to the transactions contemplated by this Agreement.

Any party initiating arbitration (the “Arbitration Claimant”) will give to the other party (the “Arbitration Respondent”) notice of its intention to arbitrate (the “Arbitration Demand”).  The Arbitration Demand will contain a notice regarding the nature of the claim.  The Arbitration Respondent will file an answering statement (the “Arbitration Answer”) within fourteen (14) days after the Arbitration Demand.  The Arbitration Answer will contain a statement setting forth in reasonable detail the Arbitration Respondent’s responses and defenses to the claim set forth in the Arbitration Demand (“Arbitrated Claim”).  If the Arbitration Respondent asserts a counterclaim, (i) the Arbitration Respondent shall send it with the Arbitration Answer and such counterclaim must include a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought, and (ii) the Arbitration Claimant will file a reply statement (the “Arbitration Reply”) as soon as is reasonably practicable, but in no event later than fourteen (14) days, after the counterclaim.  The Arbitration Reply will contain a statement setting forth in reasonable detail the Arbitration Claimant’s responses and defenses to the counterclaim.  If no Arbitration Answer or Arbitration Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied.  Failure to file an Arbitration Answer or Arbitration Reply will not operate to delay the arbitration.

Unless the parties agree otherwise, the arbitrator may order depositions only for good cause and each party may make such document requests and other discovery (other than depositions) as permitted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof.

The arbitration hearings will be conducted over a period not to exceed thirty (30) days commencing as of the date of the first hearing.  The arbitrator shall make a final decision on the Arbitrated Claim within thirty (30) days of the final hearing.  The arbitrator may make such orders with regard to scheduling, allocation of hearing time, or otherwise as he or she deems appropriate to achieve compliance with these time limitations.  The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

The Arbitration Claimant, on the one hand, and the Arbitration Respondent, on the other, will, as an initial matter, equally bear the costs and fees of the arbitration, if applicable, but the arbitrator shall award such costs in inverse proportion as the Arbitration Claimant, on the one hand, and the Arbitration Respondent, on the other, may prevail on the matters resolved by the arbitrator (based on the variance of their respective proposed Arbitration Demand, Arbitration Answer and/or Arbitration Reply, as applicable, from the determination of the arbitrator), which proportionate allocations shall be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.

The arbitrator shall enter a written award specifying the basis for his or her decision, including findings of fact and conclusions of law, the basis for the damages award and a breakdown of the damages awarded, and the basis for any other remedy.  Any party dissatisfied with the award may invoke the JAMS Optional Arbitration Appeal Procedure (based on the rules therefor in effect at the time of this Agreement).  Such JAMS Optional Arbitration Appeal shall be limited to whether there are any erroneous conclusions of law, or any findings of fact not supported by substantial evidence.  The appellate arbitral panel may vacate, modify, correct, or affirm the award in whole or in any part.  The award (as modified, corrected, or affirmed by the appellate arbitral panel, or if no such JAMS appeal is taken, as originally rendered by the arbitrator) will be considered as a final and binding resolution of the disagreement.

Any arbitration proceeding will be conducted on a confidential basis, and any confidential material disclosed during any such proceeding will be kept confidential by the parties to such proceeding and by the arbitrator.

The arbitrator’s discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court before which such Arbitrated Claim may have been brought but for the provisions of this Exhibit B.

The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pleaded to the arbitrator.  The award will include interest from the date of the Arbitrated Claim until the award is fully paid, computed at the then-prevailing U.S. prime rate, plus five percent (5%).  Any additional costs, fees or expenses incurred in enforcing the arbitral award (or successfully resisting it) will be borne by the party against which enforcement is sought if such award is successfully enforced (or borne by the party seeking to enforce such award if the resisting party successfully resists its enforcement).  Any party may enforce an arbitral award in any court of competent jurisdiction.